Exhibit 99.1

FOR IMMEDIATE RELEASE

THT HEAT TRANSFER TECHNOLOGY SCHEDULES
FIRST QUARTER 2011 EARNINGS RELEASE
ON MONDAY, MAY 16, 2011

Earnings Conference Call to be held on Tuesday, May 17, 2011 at 5:00 am (U.S. Pacific Time) / 8:00 am (U.S. Eastern Time) / 8:00 pm (HK / Beijing Time)

SIPING, CHINA — May 9, 2011 — THT Heat Transfer Technology, Inc. (Nasdaq: THTI) (“THT” or the “Company”), a leading provider of heat exchangers and heat exchange solutions in China’s clean technology industry, today announced that it will release its financial results for the first quarter ended March 31, 2011 after the US markets close on Monday, May 16, 2011. The earnings release will be available on the investor relations page of its website at http://www.tht.cn/ir.asp.

Following the earnings announcement, THT senior management will host a conference call on Tuesday, May 17, 2011 at 8:00 am (Eastern) / 5:00 am (Pacific) / 8:00 pm (Beijing/Hong Kong) to discuss its first quarter 2011 financial results and recent business activity. The conference call may be accessed by calling:

US Toll Free:	1-800-860-2442
International Toll:	+1 412-858-4600
Canadian Toll Free:	1-866-605-3852
China (North) Toll Free:	10-800-712-2304
China (South) Toll Free:	10-800-120-2304
Hong Kong Toll Free:	800-962475
Passcode:	THT Heat Transfer Technology

A telephone replay will be available shortly after the call until May 25, 2011 by dialing the following numbers:

US Toll Free:	1-877-344-7529
International Toll:	+1 412-317-0088
Passcode:	450909

A live webcast of the conference call and replay will be available on the investor relations page of THT’s website at http://www.tht.cn/ir.asp.

About THT Heat Transfer Technology, Inc.

Through its Chinese operating subsidiaries, THT Heat Transfer Technology, Inc. designs, manufactures and sells plate heat exchangers, shell-and-tube heat exchangers, heat exchanger units and other heat exchanger products with total heat exchange solutions. Heat exchangers play an integral part in helping customers improve energy efficiency. Used in a number of industries, THT’s products focus on energy conservation, emission reduction and other environmentally friendly applications. Its six major product categories are plate heat exchangers, shell-and-tube heat exchangers, air-cooled heat exchangers, weld plate heat exchangers, heat exchanger units and plate-and-shell heat exchangers. The Company also offers comprehensive heat exchange solutions.

THT’s in-house R&D capabilities enable it to deliver tailored products that better meet the changing demands of its customers. The Company has a strong record of delivering high-quality products and services to leading domestic and international customers. THT has completed over 3,000 projects and has provided heat exchange solutions to several Fortune 500 companies. The Company is headquartered in Siping City, Jilin Province, China. For more information, please visit the Company's website at www.tht.cn.

Contact:

The Company:
Mr. Jianjun He
Chief Financial Officer
THT Heat Transfer Technology, Inc.
Tel:+86 (434) 326 6779
Email: IR@tht.cn

Investor Relations (Beijing):
Xiaoyan Su
Taylor Rafferty
Tel: +86 (10) 6310 0088 ext. 858
Email: tht@taylor-rafferty.com

Investor Relations (US):
Kelly Gawlik
Taylor Rafferty
Tel: +1 (212) 889 4350
Email: tht@taylor-rafferty.com